AGREEMENT AND PLAN OF REORGANIZATION

      This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") dated as of December 6, 2011, by and among: (i) OLD MUTUAL FUNDS II, a Delaware statutory trust ("Acquired Trust"), on behalf of each of the series reflected below in the table contained in Recital A (each an "Acquired Fund"); and (ii) TOUCHSTONE FUNDS GROUP TRUST, a Delaware statutory trust ("Acquiring Trust"), on behalf of each of the series reflected below in the table contained in Recital A (each an "Acquiring Fund") (collectively, the "Parties" and each, a "Party"). Old Mutual Capital, Inc., a Delaware corporation ("Old Mutual Capital"), joins this Agreement solely for purposes of paragraphs 7.1, 7.2, 9.2, 10.5, 10.13 and 10.14 and Article VII; Touchstone Advisors, Inc., an Ohio corporation ("Touchstone"), joins this Agreement solely for purposes of paragraphs 7.1, 7.2, 9.2, 10.5, 10.13 and 10.14 and Article VII. Capitalized terms not otherwise defined herein shall have the meaning set forth in Article XI hereof.

RECITALS:

      A.   The following chart
shows (i) each Acquired Fund and its classes of shares and
(ii) the corresponding Acquiring Fund with its classes of shares:

Acquired Fund, each a series of       Acquiring Fund, each a series
OLD MUTUAL FUNDS II                  of TOUCHSTONE FUNDS GROUP TRUST

Old Mutual Barrow Hanley Core        Touchstone Total Return Bond
Bond Fund Institutional Class        Fund Institutional Class

Old Mutual Dwight Short Term         Touchstone Ultra Short
Fixed Income Fund                    Duration Fixed Income Fund
  Class A                            Class A
  Class C                            Class C
  Class Z                            Class Y
  Institutional Class                Institutional Class

      B.                                     Each Acquired Fund
and each Acquiring Fund are each a separate series of an open-end, registered investment company of the management type.

      C.                                     Each Acquired Fund
and each Acquiring Fund are each authorized to issue shares of beneficial interest.

      D.                                    The Parties intend
this Agreement to be, and adopt it as, a plan of reorganization within the meaning of the regulations under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      E.                                      Each
reorganization shall consist of: (1) all of the Fund Assets (as defined below) of an Acquired Fund will be transferred to the corresponding Acquiring Fund in exchange for the corresponding class of the Acquiring Fund as set forth on Exhibit A to this Agreement (each, a "Corresponding Class") and the assumption by the corresponding Acquiring Fund of all of the Acquired Fund's Liabilities (as defined below), and (2) Corresponding Class shares of the corresponding Acquiring Fund will be distributed to holders of shares of the Acquired Fund in the manner set forth in Exhibit A of this Agreement, in complete liquidation and termination of the Acquired Fund, all upon the terms and conditions set forth in this Agreement (each a "Reorganization").

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      F.                                      The Board of
Trustees of the Acquired Trust (the "Old Mutual Board"), including a majority of trustees who are not "interested persons" (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act")) ("Independent Trustees") of the Acquired Trust, has determined with respect to each Acquired Fund that participation in the Reorganization is in the best interests of the Acquired Fund and its shareholders.

      G. The Board of Trustees of the Acquiring Trust (the "Touchstone Board"), including a majority of Independent Trustees of the Acquiring Trust, has determined with respect to each Acquiring Fund that participation in the Reorganization is in the best interests of the Acquiring Fund and its shareholders.

      H. The consummation of any Reorganization shall not be contingent on the consummation of any other Reorganization and it is the intention of the parties hereto that each Reorganization described herein shall be conducted separately of the others.

      I.                                         For
convenience, the balance of this Agreement refers only to a single Reorganization, one Acquired Fund and one Acquiring
Fund, but the terms and conditions hereof shall apply separately to each Reorganization and the Acquired Fund and Acquiring Fund participating therein.

AGREEMENT:

      NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, and Old Mutual Capital and Touchstone to the extent indicated above, intending to be legally bound hereby, agree as follows:

ARTICLE I

THE REORGANIZATION

      1.1 The Reorganization In accordance with the Amended and Restated Agreement and Declaration of Trust and the Amended and Restated By-laws, as they may be amended from time to time, of the Acquired Trust (the "Old Mutual Governing Documents"), at the Effective Time (as defined below), upon the terms and subject to the conditions of this Agreement, and on the basis of the representations and warranties contained herein, the Acquired Fund shall assign, deliver and otherwise transfer all Fund Assets, subject to all of the liabilities of the Acquired Fund as set forth on the statement of assets and liabilities to be provided pursuant to paragraph 5.6 (the "Liabilities"), to the Acquiring Fund, and the Acquiring Fund shall assume all of the Liabilities of the Acquired Fund. In consideration of the foregoing, the Acquiring Fund, at the Effective Time shall deliver to the Acquired Fund full and fractional (to the third decimal place) shares of the Acquiring Fund. The aggregate number of shares of the Acquiring Fund shall be determined as set forth in paragraph 2.3 by dividing (a) the value of the Fund Assets attributable to the Acquired Fund, net of the Acquired Fund's Liabilities (computed as of the Valuation Time (as defined below) in the manner set forth in paragraph 2.1), by (b) the net asset value of one share of the corresponding class of the Acquiring Fund shares (computed as of the Valuation Time in the manner set forth in paragraph 2.2). Holders of each class of shares of the Acquired Fund will receive shares of the Corresponding Class, as set forth in Section E of the Recitals and Exhibit A to this Agreement, of the Acquiring Fund, as set forth in Section A of the Recitals. At and after the Effective Time, all of the Fund Assets of the Acquired Fund shall become and be included in the Fund Assets of the Acquiring Fund and the Liabilities of the Acquired Fund shall

2



become and be the Liabilities of and shall attach to the Acquiring Fund. At and after the Effective Time, the Liabilities of the Acquired Fund may be enforced only against the Acquiring Fund to the same extent as if such Liabilities had been incurred by the Acquiring Fund subject to any defense and/or set off that the Acquired Fund was entitled to assert immediately prior to the Effective Time and further subject to any defense and/or setoff that the Acquiring Trust or the Acquiring Fund may from time to time be entitled to assert.

      1.2                                 The Acquired Fund
Assets.

            (a) At least ten Business Days prior to the Valuation Time, the Acquired Fund will provide the Acquiring Fund with a schedule of the securities and other assets and Liabilities of the Acquired Fund. Prior to the execution of this Agreement, the Acquiring Fund has provided the Acquired Fund with a copy of its current investment objective, investment policies, principal investment strategies, and restrictions and will provide the Acquired Fund with a written notice of any changes thereto through the Valuation Time. The Acquired Fund reserves the right to sell any of the securities or other assets shown on the schedule it provides to the Acquiring Fund pursuant to this paragraph 1.2(a) in the ordinary course as necessary to meet distribution and redemption requirements prior to the Valuation Time but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities which the Acquiring Fund may purchase in accordance with its stated investment objective and policies.

            (b) At least five Business Days prior to the Valuation Time, the Acquiring Fund will advise the Acquired Fund of any investments of the Acquired Fund shown on the Acquired Fund's schedule provided pursuant to paragraph 1.2(a) which the Acquiring Fund would not be permitted to hold (i) under its investment objective, principal investment strategies or investment restrictions;
(ii) under applicable Law; or (iii) because the transfer of such investments would result in material operational or administrative difficulties to the Acquiring Fund in connection with facilitating the orderly transition of the Acquired Fund's Fund Assets. Under such circumstances, to the extent practicable, the Acquired Fund will, if requested by the Acquiring Fund and, to the extent permissible and consistent with its own investment objectives and policies and the fiduciary duties of the investment adviser or sub-adviser responsible for the portfolio management of the Acquired Fund, dispose of such investments prior to the Valuation Time. Notwithstanding the foregoing, nothing herein will require the Acquired Fund to dispose of any portfolio securities or other investments of the Acquired Fund, if, in the reasonable judgment of the Old Mutual Board or the Acquired Fund's investment adviser or sub-adviser, such disposition would adversely affect the tax-free nature of the Reorganization for federal income tax purposes or would otherwise not be in the best interests of the Acquired Fund and its shareholders.

      1.3                                 Assumption of
Liabilities. The Acquired Fund will, to the extent permissible and consistent with its own investment objectives and policies, use its best efforts to discharge all of the Liabilities of the Acquired Fund prior to or at the Effective Time. The Acquiring Fund will assume all of the Liabilities of the Acquired Fund. If prior to the Effective Time either Party identifies a Liability that the Parties mutually agree should not be assumed by the Acquiring Fund, such Liability shall be excluded from the definition of Liabilities hereunder and shall be listed on a Schedule of Excluded Liabilities to be signed by the Parties at the Closing (the "Excluded Liabilities"). The Acquiring Fund shall not assume any Liability for any obligation of the Acquired Fund to file reports with the SEC, Internal Revenue Service or other regulatory or tax authority covering any reporting period ending prior to or at the Effective Time with respect to the Acquired Fund.

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      1.4                                 Distribution of
Acquiring Fund Shares. Immediately upon receipt, the Acquired Fund will distribute the Corresponding Class shares of the Acquiring Fund received by the Acquired Fund from the Acquiring Fund pursuant to paragraph 1.1 pro rata to the record holders of shares of the Acquired Fund. Such distribution will be accomplished by transferring the Acquiring Fund Shares then credited to the Acquired Fund's account on the Books and Records of the Acquiring Fund to open accounts on the Books and Records of the Acquiring Fund established and maintained by the Acquiring Fund's transfer agent in the names of record holders of the Acquired Fund and representing the respective pro rata number of the Acquiring Fund Shares due to such record holder. All issued and outstanding shares of the Acquired Fund will, without further notice, be cancelled promptly by the Acquired Fund on the Acquired Fund's Books and Records. Any such shares issued and outstanding prior to such cancellation shall thereafter represent only the right to receive the Acquiring Fund Shares issued to the Acquired Fund in accordance with paragraph 1.1 above. In addition, each record holder of the Acquired Fund shall have the right to receive any unpaid dividends or other distributions which were declared with respect to his/her or its shares of the Acquired Fund at or before the Valuation Time.

      1.5 Liquidation of the Acquired Fund. As soon as conveniently practicable after the distribution of the Acquiring Fund Shares pursuant to paragraph 1.4 has been made, the Acquired Fund shall take, in accordance with Delaware law, the 1940 Act and the Old Mutual Governing Documents, all such other steps as may be necessary or appropriate to effect a complete liquidation and termination of the Acquired Fund.

      1.6 Transfer Taxes. Any transfer taxes payable on issuance of the Acquiring Fund Shares in a name other than that of the record holder of the Acquired Fund shares on the Acquired Fund's Books and Records shall be paid by the Person to whom such Acquiring Fund Shares are issued and transferred, as a condition of that transfer.

ARTICLE II

VALUATION

      2.1 Net Asset Value of the Acquired Fund. The net asset value of a share of each class of the Acquired Fund shall be the net asset value computed as of the Valuation Time, after the declaration and payment of any dividends and/or other distributions on the date thereof, using the valuation procedures described in the then-current prospectus and statement of additional information of the Acquired Fund as supplemented from time to time, or such other valuation procedures as shall be mutually agreed upon by the parties.

      2.2 Net Asset Value of the Acquiring Fund. The net asset value of a share of each class of the Acquiring Fund shall be the net asset value computed as of the Valuation Time, after the declaration and payment of any dividends and/or other distributions on the date thereof, using the valuation procedures described in the then-current prospectus and statement of additional information of the Acquiring Fund as supplemented from time to time, or such other valuation procedures as shall be mutually agreed upon by the parties.

      2.3 Calculation of Number of Acquiring Fund Shares. The number of Acquiring Fund Shares to be issued (including fractional shares (to the third decimal place), if any) in connection with the Reorganization shall be determined by dividing the value of (i) the net assets of the Acquired Fund participating therein attributable to the Corresponding Class share, determined in accordance with the valuation procedures referred to in paragraph 2.1 by the net

4



asset value per share of the Acquiring Fund's corresponding share class determined in accordance with the valuation procedures referred to in paragraph 2.2.

      2.4 Determination of Net Asset Value. All computations of net asset value and the value of securities transferred under this Article II shall be made by BNY Mellon Investment Servicing (U.S.) Inc. ("BNY Mellon"), sub-administrator for the Acquired Fund, in accordance with its regular practice and the requirements of the 1940 Act.

      2.5                                 Valuation Time.
"Valuation Time" shall mean 4:00 PM Eastern Time of the
Business Day preceding the Effective Time.

ARTICLE III

EFFECTIVE TIME AND CLOSING

      3.1 Effective Time and Closing. Subject to the terms and conditions set forth herein, the Reorganization shall occur immediately prior to the opening of business on April 16, 2012, or on such other date as may be mutually agreed in writing by an authorized officer of each Party (the "Effective Time"). To the extent any Fund Assets are, for any reason, not transferred at the Effective Time, the Acquired Fund shall cause such Fund Assets to be transferred in accordance with this Agreement at the earliest practical date thereafter. The closing of the Reorganization shall be held in person, by facsimile, by e-mail or by such other communication means as may be mutually agreed by the Parties, at the Effective Time (the "Closing").

      3.2 Transfer and Delivery of Fund Assets. The Acquired Fund shall direct The Bank of
New York Mellon ("Acquired Fund Custodian"), as custodian for the Acquired Fund, to deliver to the Acquiring Fund at the Closing, or promptly thereafter, consistent with commercially reasonable standards, a certificate of an authorized officer certifying that: (a) Acquired Fund Custodian delivered the Fund Assets of the Acquired Fund to the Acquiring Fund at the Effective Time; and (b) all necessary taxes in connection with the delivery of such Fund Assets, including all applicable foreign, federal and state stock transfer stamps and any other stamp duty taxes, if any, have been paid or provision (as reasonably estimated) for payment has been made.

      3.3 Acquiring Fund Share Records. The Acquiring Fund shall deliver to an officer of the Acquired Trust at the Closing a confirmation evidencing that:
(a) the appropriate number of Acquiring Fund Shares have been credited to the account of the Acquired Fund on the Books and Records of the Acquired Fund pursuant to paragraph 1.1 prior to the actions contemplated by paragraph 1.4, and (b) the appropriate number of Acquiring Fund Shares have been credited to the accounts of record holders of the Acquired Fund shares on the Books and Records of the Acquiring Fund pursuant to paragraph 1.4.

      3.4                                 Postponement of
Valuation Time and Effective Time. If immediately prior to the Valuation Time: (a) the NYSE or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund is closed to trading, or trading thereupon is restricted, or (b) trading or the reporting of trading on such market is disrupted so that, in the judgment of an appropriate officer of the Acquired Fund or the Acquiring Fund, accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Valuation Time and Effective Time shall be postponed until the first Business Day that is a Friday after the day when trading shall have been fully resumed and reporting shall have been restored or such later date as may be mutually agreed in writing by an authorized officer of each Party.

5



ARTICLE IV

REPRESENTATIONS AND WARRANTIES

      4.1                                 Representations and
Warranties of the Acquired Trust. The Acquired Trust, on behalf of the Acquired Fund, hereby represents and warrants to the Acquiring Trust, on behalf of the Acquiring Fund, as follows, which representations and warranties shall be true and correct on the date hereof and agrees to confirm the continuing accuracy and completeness of the following at the Effective Time:

            (a)                                  The Acquired
Trust is a statutory trust duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified, licensed or admitted to do business and is in good standing as a foreign association under the Laws of each jurisdiction in which the nature of the business conducted by it makes such qualification, licensing or admission necessary, except in such jurisdictions where the failure to be so qualified, licensed or admitted and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on its properties or assets or the properties or assets of the Acquired Fund. The Acquired Fund has full power under the Old Mutual Governing Documents to conduct its business as it is now being conducted and to own the properties and assets it now owns. The Acquired Fund has all necessary authorizations, licenses and approvals from any applicable Governmental or Regulatory Body necessary to carry on its business as such business is now being carried on except authorizations, licenses and approvals that the failure to so obtain would not have a Material Adverse Effect on the Acquired Fund.

            (b)                                 The execution,
delivery and performance of this Agreement by the Acquired Fund and the consummation of the transactions contemplated herein will have been duly and validly authorized by the Old Mutual Board, and the Old Mutual Board has approved the Reorganization and has resolved to recommend the Reorganization to the shareholders of the Acquired Fund and to call a meeting of shareholders of the Acquired Fund for the purpose of approving this Agreement and the Reorganization contemplated hereby. Other than the approval by the requisite vote of the shareholders of the outstanding shares of the Acquired Fund in accordance with the provisions of the Old Mutual Governing Documents, applicable Delaware Law and the 1940 Act, no other action on the part of the Acquired Fund or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement by the Acquired Fund or the consummation of the Reorganization contemplated herein. This Agreement has been duly and validly executed and delivered by the Acquired Trust on behalf of the Acquired Fund and assuming due authorization, execution and delivery hereof by the Acquiring Trust on behalf of the Acquiring Fund, is a legal, valid and binding obligation of the Acquired Trust, as it relates to the Acquired Fund, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors' rights, to general equity principles and to any limitations on indemnity as may be required under federal and state securities Laws).

            (c)                                  The authorized
capital of the Acquired Fund consists of an unlimited number of shares of beneficial interest with a par value of $0.001 per share. Each share represents a fractional undivided interest in the Acquired Fund. The issued and outstanding shares of the Acquired Fund are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants or other rights of any kind to acquire from the Acquired Fund any shares of any series or equity interests of the Acquired Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Acquired Fund committed to issue any share

6



appreciation or similar rights or options, warrants, rights or securities in connection with any series of shares. The
Acquired Fund has no share certificates outstanding.

            (d)                                 The Acquired
Fund has no subsidiaries.

            (e)                                  Except for
consents, approvals, or waivers to be received prior to the Effective Time, including shareholder approval by the Acquired Fund, and upon the effectiveness of the Registration Statement (as defined below), the execution, delivery and performance of this Agreement by the Acquired Trust on behalf of the Acquired Fund does not, and the consummation of the transactions contemplated herein will not: (i) violate or conflict with the terms, conditions or provisions of the Old Mutual Governing Documents, or of any material contract, agreement, indenture, instrument, or other undertaking to which the Acquired Trust is a party or by which the Acquired Trust or the Acquired Fund is bound, (ii) result in the acceleration of any obligation, or the imposition of any penalty, under any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Trust is a party or by which the Acquired Trust or the Acquired Fund is bound, (iii) result in a breach or violation by the Acquired Trust or the Acquired Fund of any terms, conditions, or provisions of any Law or Order, or (iv) require any consent or approval of, filing with or notice to, any Governmental or Regulatory Body other than such documents as are necessary to terminate the Acquired Funds as a series of a Delaware statutory trust.

            (f)
(i) Prior to the execution of this Agreement, the Acquired Fund has delivered to the Acquiring Trust true and complete copies of the Acquired Fund's audited statements of assets and liabilities of as of March 31, 2011, and unaudited statements of assets and liabilities as of September 30, 2011, or a later date if available prior to the date hereof, and the related audited schedules of investments, statements of income and changes in net assets and financial highlights for the periods then ended.

                  (ii)                                  Except as
set forth in the notes thereto, all such financial statements were prepared in accordance with U.S. generally accepted accounting principles, consistently applied throughout the periods then ended, and fairly present the financial condition and results of operations of the Acquired Fund as of the respective dates thereof and for the respective periods covered thereby subject, in the case of the unaudited financial statements, to normal year-end audit adjustments.

                  (iii) To the best of the Acquired Fund's Knowledge, except as reflected or reserved against in the statement of assets and liabilities included in the Acquired Fund's audited financial statements as of March 31, 2011, and unaudited financial statements as of September 30, 2011, or in the notes thereto, or as previously disclosed in writing to the Acquiring Trust, there are no liabilities against, relating to or affecting the Acquired
Fund, other than those incurred in the ordinary course of business consistent with past practice, which, individually or in the aggregate, would have a Material Adverse Effect on the Acquired Fund. In particular, since September 30, 2011 to the best of the Acquired Fund's Knowledge and except as disclosed in writing to the Acquiring Trust, there has not been any change in the financial condition, properties, assets, liabilities or business of the Acquired Fund that would have a Material Adverse Effect on the Acquired Fund or its properties or assets other than changes occurring in the ordinary course of business.

            (g) As of the date hereof, except as previously disclosed to the Acquiring Fund in writing, and except as have been corrected as required by applicable Law, and to the best of the Acquired Fund's Knowledge, there have been no material miscalculations of the net asset

7



value of the Acquired Fund during the twelve-month period preceding the date hereof which would have a Material Adverse Effect on the Acquired Fund or its properties or assets, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act.

            (h) The minute books and other similar records of the Acquired Trust as made available to the Acquiring Trust prior to the execution of this Agreement contain a true and complete record in all material respects of all material action taken at all meetings and by all written consents in lieu of meetings of the shareholders of the Acquired Fund, the Old Mutual Board and committees of the Old Mutual Board. The stock transfer ledgers and other similar records of the Acquired Fund as made available to the Acquiring Trust prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the shares of the Acquired Fund.

            (i)                                     The Acquired
Fund has maintained, or caused to be maintained on its behalf, in all material respects, all Books and Records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder.

            (j)                                     Except as
set forth in writing to the Acquiring Fund, there is no Action or Proceeding pending against the Acquired Fund or, to the best of the Acquired Fund's Knowledge, threatened against, relating to or affecting, the Acquired Trust or the Acquired Fund.

            (k)                                  No agent,
broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Acquired Trust or the Acquired Fund in connection with the negotiation, execution or performance of this Agreement or any other agreement contemplated hereby, or the consummation of the transactions contemplated hereby, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of the consummation of such transactions.

            (l)                                     The Acquired
Trust is registered with the SEC as an open-end management investment company under the 1940 Act, and its registration with the SEC as such an investment company is in full force and effect and the Acquired Fund is a separate series of the Acquired Trust duly designated in accordance with applicable provisions of the Old Mutual Governing Documents and in compliance in all material respects with the 1940 Act and its rules and regulations.

            (m) With respect to periods on or after December 31, 2005, all federal and other tax returns and reports of the Acquired Fund and, with respect to periods prior to December 31, 2005, to the Knowledge of the Acquired Fund all federal and other tax returns and reports of the Acquired Fund, required by Law to have been filed were timely filed (giving effect to extensions) and are or were true, correct and complete in all material respects as of the time of their filing. With respect to periods on or after December 31, 2005, all known taxes of the Acquired Fund which are due and payable (whether or not shown on any tax return) and, with respect to periods prior to December 31, 2005, to the Knowledge of the Acquired Fund all taxes of the Acquired Fund which are or were due and payable (whether or not shown on any tax return), have been timely paid in full or provision has been made for payment thereof. The Acquired Fund is not liable for taxes of any person other than itself and is not a party to or otherwise bound by any tax sharing, allocation, assumption or indemnification agreement or arrangement. With respect to periods on or after December 31, 2005, all of the Acquired Fund's tax liabilities and, with respect to periods prior to December 31, 2005, to the Knowledge of the Acquired Fund the Acquired Fund's tax liabilities, shall have been adequately provided for on its

8



Books and Records in respect of all periods ended on or before the date of such Books and Records. With respect to periods on or after December 31, 2005, the Acquired Fund has not and, with respect to periods prior to December 31, 2005, to the Knowledge of the Acquired Fund the Acquired Fund has not, had any tax deficiency or liability asserted against it or question with respect thereto raised, and no dispute, audit, investigation, proceeding or claim concerning any tax liabilities of the Acquired Fund has been raised by the Internal Revenue Service or by any other governmental authority in writing, and to the Acquired Fund's Knowledge, no such dispute, audit, investigation, proceeding or claim is pending, being conducted or claimed.

            (n)                                 The Acquired
Fund has elected to be, and has met the requirements of Subchapter M of the Code for qualification and treatment as, a "regulated investment company" within the meaning of Sections 851 et seq. of the Code in respect of each taxable year since the commencement of operations, and shall continue to meet such requirements at all times through the Effective Time.
The Acquired Fund has not at any time since its inception been liable for and is not now liable for any material income or excise tax pursuant to Section 852 or 4982 of the Code. The Acquired Fund has no other tax liability (foreign, state, local), except as accrued on the Acquired Fund's Books and Records. The Acquired Fund has no earnings and profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply.

            (o)                                 The Acquired
Fund is not under the jurisdiction of a court in a "Title 11 or similar case" (within the meaning of Section 368(a)(3)(A) of the Code).

            (p)                                 Except as
otherwise disclosed in writing to the Acquiring Fund, the Acquired Fund is in compliance in all material respects with the Code and applicable regulations promulgated under the Code pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and has withheld in respect of dividends and other distributions and paid to the proper taxing authority all taxes required to be withheld, and is not liable for any penalties which could be imposed thereunder.

            (q)                                 The Acquired
Fund has not granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made.

            (r)                                    The Acquired
Fund does not own any "converted property" (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder.

            (s)                                  Except as
otherwise disclosed to the Acquiring Fund, the Acquired Fund has not previously been a party to a tax-free reorganization under the Code within the preceding twelve months.

            (t)                                    The Acquired
Fund has not received written notification from any tax authority that asserts a position contrary to any of the above representations.

            (u) All issued and outstanding shares of the Acquired Fund have been offered and sold by the Acquired Fund in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities Laws, are registered under the 1933 Act and under the Laws of all jurisdictions in which registration is or was required, except as may have been previously disclosed to the Acquiring Fund in writing. Such registrations are, in all material respects, complete, current and have been continuously effective, and all fees required

9



to be paid have been paid. The Acquired Fund is not subject to any "stop order" and is, and was, fully qualified to sell its shares in each jurisdiction in which such shares are being, or were, registered and sold.

            (v)                                 The current
prospectus and statement of additional information of the Acquired Fund, including amendments and supplements thereto, and each prospectus and statement of additional information of the Acquired Fund used at all times during the past three years prior to the date of this Agreement conform, or conformed at the time of its or their use, in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder, and do not, or did not, as of their dates of distribution to the public, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading. The Acquired Fund currently complies in all material respects with all investment objectives, policies, guidelines and restrictions and any compliance procedures established by the Acquired Fund.

            (w) The combined proxy statement and prospectus and statement of additional information (collectively, the "Proxy Statement/Prospectus") to be included in the Acquiring Trust's registration statement on Form N-14 (the "Registration Statement") and filed in connection with this Agreement, and the documents incorporated therein by reference and any amendment or supplement thereto insofar as they relate to the Acquired Trust or the Acquired Fund, each comply or will comply in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder on the effective date of such Registration
Statement.  Each of the Proxy Statement/Prospectus,
Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as it relates to the Acquired Trust or the Acquired Fund, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the effective date of such Registration Statement; provided, however, that the Acquired Trust makes no representations or warranties as to the information contained in the Proxy
Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto in reliance upon and in conformity with information relating to the Acquiring Trust or the Acquiring Fund, including information furnished by the Acquiring Trust to the Acquired Fund specifically for use in connection with the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto or otherwise publicly available on the Acquiring Trust's website or the SEC's public disclosure system.

            (x)                                   Except as
previously disclosed in writing to the Acquiring Trust, at the Effective Time, the Acquired Fund will have good and marketable title to the Fund Assets and full right, power, and authority to sell, assign, transfer and, upon delivery and payment for the Fund Assets, deliver such Fund Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities, and subject to no restrictions on the subsequent transfer thereof (other than any Fund Assets consisting of restricted securities) or as otherwise disclosed to the Acquiring Trust at least fifteen Business Days prior to the Effective Time, provided that the Acquiring Fund will acquire Fund Assets that are segregated or pledged as collateral for the Acquired Fund's short sale and derivative positions (if any), including without limitation, as collateral for swap positions and as margin for futures positions, subject to such segregation and liens that apply to such Fund Assets.

10



            (y)                                 The Acquired
Trust has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act.

            (z)                                   Except as
disclosed in writing to the Acquiring Fund, to the best of the Acquired Fund's Knowledge, no events have occurred and no issues, conditions or facts have arisen which either individually or in the aggregate have had a Material Adverse Effect on the Acquired Fund or its properties or assets other than changes occurring in the ordinary course of business.

      4.2                                 Representations and
Warranties of the Acquiring Trust. The Acquiring Trust, on behalf of the Acquiring Fund, hereby represents and warrants to the Acquired Fund as follows, which representations and warranties shall be true and correct on the date hereof and agrees to confirm the continuing accuracy and completeness of the following at the Effective Time:

            (a)                                  The Acquiring
Trust is a statutory trust duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified, licensed or admitted to do business and is in good standing as a foreign association under the Laws of each jurisdiction in which the nature of the business conducted by it makes such qualification, licensing or admission necessary, except in such jurisdictions where the failure to be so qualified, licensed or admitted and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on its properties or assets or the properties or assets of the Acquiring Fund. The Acquiring Fund has full power under the Acquiring Trust's Amended and Restated Agreement and Declaration of Trust, as amended from time to time, and By-laws ("Touchstone Governing Documents") to conduct its business as it is now being conducted and to own the properties and assets it now owns. The Acquiring Fund has all necessary authorizations, licenses and approvals from any applicable Governmental or Regulatory Body necessary to carry on its business as such business is now being carried on except authorizations, licenses and approvals that the failure to so obtain would not have a Material Adverse Effect on the Acquiring Fund.

            (b)                                 The execution,
delivery and performance of this Agreement by the Acquiring Trust on behalf of the Acquiring Fund and the consummation of the transactions contemplated herein have been duly and validly authorized by the Touchstone Board and the Touchstone Board has approved the Reorganization. No action on the part of the shareholders of the Acquiring Fund is necessary to authorize the execution, delivery and performance of this Agreement by the Acquiring Trust on behalf of the Acquiring Fund or the consummation of the Reorganization. This Agreement has been duly and validly executed and delivered by the Acquiring Trust on behalf of the Acquiring Fund, and assuming due authorization, execution and delivery hereof by the Acquired Trust on behalf of the Acquired Fund, is a legal, valid and binding obligation of the Acquiring Trust, as it relates to the Acquiring Fund, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors' rights, to general equity principles and to any limitations on indemnity as may be required under federal and state securities Laws).

            (c)                                  The authorized
capital of the Acquiring Fund consists of an unlimited number of shares of beneficial interest with a par value of $0.01 per share. Each share represents a fractional undivided interest in the Acquiring Fund. All issued and outstanding shares of the Acquiring Fund are duly authorized, validly issued, fully paid and non-assessable, and all such shares have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities Laws, and are registered under the 1933 Act and under the Laws of all jurisdictions in which registration is or was required, except as may have been previously disclosed to the Acquiring Fund in writing. Such registrations are,

11




in all material respects, complete, current and have been continuously effective, and all fees required to be paid have been paid. The Acquiring Fund is not subject to any "stop order" and is, and was, fully qualified to sell its shares in each jurisdiction in which such shares are being registered and sold. There are no outstanding options, warrants or other rights of any kind to acquire from the Acquiring Fund any shares of any series or equity interests of the Acquiring Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Acquiring Fund committed to issue any share appreciation or similar rights or options, warrants, rights or securities in connection with any series of shares.

            (d)                                 Except for
consents, approvals, or waivers to be received prior to the Effective Time, including shareholder approval by the Acquired Fund, and upon the effectiveness of the Registration Statement, the execution, delivery and performance of this Agreement by the Acquiring Trust on behalf of the Acquiring Fund does not, and the consummation of the transactions contemplated herein will not: (i) violate or conflict with the terms, conditions or provisions of the Touchstone Governing Documents, or of any material contract, agreement, indenture, instrument, or other undertaking to which the Acquiring Trust is a party or by which the Acquiring Trust or the Acquiring Fund is bound, (ii) result in the acceleration of any obligation, or the imposition of any penalty, under any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Trust is a party or by which the Acquiring Trust or the Acquiring Fund is bound,
(iii) result in a breach or violation by the Acquiring Trust or the Acquiring Fund of any terms, conditions, or provisions of any Law or Order, or (iv) require any consent or approval of, filing with or notice to, any Governmental or Regulatory Body.

            (e)                                  Except as set
forth in writing to the Acquired Fund, there is no Action or Proceeding pending against the Acquiring Trust or the Acquiring Fund or, to the best of the Acquiring Trust's
Knowledge, threatened against, relating to or affecting, the Acquiring Trust or the Acquiring Fund.

            (f)                                    No agent,
broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Acquiring Trust or the Acquiring Fund in connection with the negotiation, execution or performance of this Agreement or any other agreement contemplated hereby, or the consummation of the transactions contemplated hereby, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of the consummation of such transactions.

            (g)                                 The Acquiring
Trust is registered with the SEC as an open-end management investment company under the 1940 Act, and its registration with the SEC as such an investment company is in full force and effect, and the Acquiring Fund is a separate series of the Acquiring Trust duly designated in accordance with the applicable provisions of the Touchstone Governing Documents and in and compliance in all material respects with the 1940 Act and its rules and regulations.

            (h) All federal and other tax returns and reports of the Acquiring Fund required by Law to have been filed (giving effect to extensions) shall have been timely filed and are or were true, correct and complete in all material respects as of the time of their filing, and all taxes of the Acquiring Fund which are due and payable (whether or not shown on any tax return) shall have been timely paid in full or provision has been made for payment thereof. The Acquiring Fund is not liable for taxes of any person other than itself and is not a party to or otherwise bound by any tax sharing, allocation, assumption or indemnification agreement or

12



arrangement. All of the Acquiring Fund's tax liabilities shall have been adequately provided for on its Books and Records in respect of all periods ending on or before the date of such Books and Records. The Acquiring Fund has not had any tax deficiency or liability asserted against it or question with respect thereto raised, and no dispute, audit, investigation, proceeding or claim concerning any tax liabilities of the Acquiring Fund has been raised by the Internal Revenue Service or by any other governmental authority in writing, and to the Acquiring Fund's Knowledge, no such dispute, audit, investigation, proceeding or claim is pending, being conducted or claimed.

            (i)                                     The
Acquiring Fund has elected to be, and has met the requirements of Subchapter M of the Code for qualification and treatment as, a "regulated investment company" within the meaning of Sections 851 et seq. of the Code in respect of each taxable year since the commencement of operations, and shall continue to meet such requirements at all times through the Effective Time. The Acquiring Fund is treated as a separate corporation under Section 851(g) of the Code. The Acquiring Fund has not at any time since its inception been liable for and is not now liable for any material income or excise tax pursuant to
Section 852 or 4982 of the Code. The Acquiring Fund has no other tax liability (foreign, state, local), except as accrued on the Acquiring Fund's Books and Records. The Acquiring Fund has no earnings and profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply.

            (j)                                     The
Acquiring Fund has not had any tax deficiency or liability asserted against it or question with respect thereto raised, and no dispute, audit, investigation, proceeding or claim concerning any tax liabilities of the Acquiring Fund has been raised by the Internal Revenue Service or by any other governmental authority in writing, and to the Acquiring Fund's Knowledge, no such dispute, audit, investigation, proceeding or claim is pending, being conducted or claimed.

            (k)                                  The Acquiring
Fund is not under the jurisdiction of a court in a "Title 11 or similar case" (within the meaning of Section 368(a)(3)(A) of the Code).

            (l)                                     Except as
otherwise disclosed in writing to the Acquired Fund, the Acquiring Fund is in compliance in all material respects with the Code and applicable regulations promulgated under the Code pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and has withheld in respect of dividends and other distributions and paid to the proper taxing authority all taxes required to be withheld, and is not liable for any penalties which could be imposed thereunder.

            (m)                               The Acquiring Fund
has not received written notification from any tax authority that asserts a position contrary to any of the above representations.

            (n)                                 The Acquiring
Fund has not granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made.

            (o)                                 The Acquiring
Fund does not own any "converted property" (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder.

            (p)                                 The shares of
the Acquiring Fund to be issued and delivered to the Acquired
Fund for the account of the Acquired Fund (and to be distributed immediately

13



thereafter to its shareholders) pursuant to the terms of this Agreement will have been duly authorized at the Effective Time and, when so issued and delivered, will be registered under the 1933 Act, duly and validly issued, fully paid and non-assessable and no shareholder of the Acquiring Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof.

            (q)                                 The current
prospectus and statement of additional information of the Acquiring Fund, including amendments and supplements thereto, conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading. To the best of the Acquiring Fund's Knowledge, the Acquiring Fund currently complies in all material respects with all investment objectives, policies, guidelines and restrictions and any compliance procedures established by the Acquiring Fund.

            (r)                                    The Proxy
Statement/Prospectus to be included in the Registration Statement and filed in connection with this Agreement, and the documents incorporated therein by reference and any amendment or supplement thereto insofar as they relate to the Acquiring Trust and the Acquiring Fund, each comply or will comply in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder on the effective date of such Registration Statement. Each of the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as it relates to the Acquiring Trust and the Acquiring Fund, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the effective date of such Registration Statement; provided, however, that the Acquiring Trust makes no representations or warranties as to the information contained in the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto in reliance upon and in conformity with information relating to the Acquired Trust or the Acquired Fund and furnished by the Acquired Fund to the Acquiring Trust specifically for use in connection with the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto.

            (s)                                  The Acquiring
Trust has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act.

            (t)                                    The Acquiring
Fund has maintained, or caused to be maintained on its behalf, in all material respects, all Books and Records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder.

            (u)
(i) Prior to the execution of this Agreement, the Acquiring Fund has delivered to the Acquired Trust true and complete copies of the Acquiring Fund's audited statements of assets and liabilities of as of September 30, 2011, or a later date if available prior to the date hereof, and the related audited schedules of investments, statements of income and changes in net assets and financial highlights for the periods then ended.

                  (ii)                                  Except as
set forth in the notes thereto, all such financial statements were prepared in accordance with U.S. generally accepted accounting principles,

14



consistently applied throughout the periods then ended, and fairly present the financial condition and results of operations of the Acquiring Fund as of the respective dates thereof and for the respective periods covered thereby subject, in the case of the unaudited financial statements, to normal year-end audit adjustments.

                  (iii) To the best of the Acquiring Fund's Knowledge, except as reflected or reserved against in the statement of assets and liabilities included in the Acquiring Fund's audited financial statements as of September 30, 2011, or in the notes thereto, or as previously disclosed in writing to the Acquired Trust, there are no liabilities against, relating to or affecting the Acquiring Fund or any of its properties and assets, other than those incurred in the ordinary course of business consistent with past practice, which, individually or in the aggregate, would have a Material Adverse Effect on the Acquiring Fund or its properties or assets. In particular, since September 30, 2011 to the best of the Acquiring Fund's Knowledge and except as disclosed in writing to the Acquired Trust, there has not been any change in the financial condition, properties, assets, liabilities or business of the Acquiring Fund that would have a Material Adverse Effect on the Acquiring Fund or its properties or assets other than changes occurring in the ordinary course of business.

            (v) As of the date hereof, except as previously disclosed to the Acquired Fund in writing, and except as have been corrected as required by applicable Law, and to the best of the Acquiring Fund's Knowledge, there have been no material miscalculations of the net asset value of the Acquiring Fund during the twelve-month period preceding the date hereof which would have a Material Adverse Effect on the Acquiring Fund or its properties or assets, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act.

            (w)                               Except as
disclosed in writing to the Acquired Fund, to the best of the Acquiring Fund's Knowledge, no events have occurred and no issues, conditions or facts have arisen which either individually or in the aggregate have had a Material Adverse Effect on the Acquiring Fund or its properties or assets other than changes occurring in the ordinary course of business.

            (x)                                   The Acquiring
Fund has no unamortized or unpaid organizational fees or expenses for which it does not expect to be reimbursed by Touchstone or its Affiliates.

ARTICLE V

COVENANTS AND AGREEMENTS

      5.1                                 Conduct of Business.
After the date of this Agreement and at or prior to the Effective Time, the Parties will conduct the businesses of the Acquired Fund and the Acquiring Fund, respectively, only in the ordinary course and in accordance with this Agreement and the current prospectuses and statements of additional information of the Acquired Fund or the Acquiring Fund, as applicable. It is understood that such ordinary course of business shall include (a) the declaration and payment of customary dividends and other distributions; (b) shareholder purchases and redemptions; and (c) the continued good faith performance by the investment adviser, sub-adviser(s), administrator, distributor and other service providers of their respective responsibilities in accordance with their agreements with the Acquired Fund or the Acquiring Fund, as applicable, and applicable Law. No Party shall take any action that would, or would reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect. It is the intention of the parties that the transaction contemplated by this Agreement with respect to the Acquired Fund and the

15



Acquiring Fund will qualify as a reorganization within the meaning of Section 368(a) of the Code. None of the Parties to this Agreement shall take any action or cause any action to be taken that is inconsistent with such treatment or that results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code.

      5.2                                 Shareholders'
Meeting. The Acquired Trust will call, convene and hold a meeting of shareholders of the Acquired Fund as soon as practicable, in accordance with applicable Law and the Old Mutual Governing Documents, for the purpose of approving this Agreement and the transactions contemplated herein as set forth in the Proxy Statement/Prospectus, and for such other purposes as may be necessary or desirable. In the event that, insufficient votes are received from shareholders, the meeting may be adjourned as permitted under the Old Mutual Governing Documents and applicable Law, and as set forth in the Proxy Statement/Prospectus in order to permit further solicitation of proxies.

      5.3                                 Proxy
Statement/Prospectus and Registration Statement. The Parties will cooperate with each other in the preparation of the Proxy Statement/Prospectus and Registration Statement and cause the Registration Statement to be filed with the SEC in a form satisfactory to the Parties and their respective counsel as promptly as practicable. Upon effectiveness of the Registration Statement, the Acquired Fund will cause the Proxy Statement/Prospectus to be delivered to shareholders of the Acquired Fund entitled to vote on this Agreement and the transactions contemplated herein in accordance with the Old Mutual Governing Documents. Each Party will provide the materials and information necessary to prepare the Registration Statement, for inclusion therein, in connection with the shareholder meeting of the Acquired Fund to consider the approval of this Agreement and the transactions contemplated herein. If, at any time prior to the Effective Time, a Party becomes aware of any untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements made not misleading in light of the circumstances under which they were made, the Party discovering the item shall notify the other Parties and the Parties shall cooperate in promptly preparing, filing and clearing with the SEC and, if appropriate, distributing to shareholders appropriate disclosure with respect to the item.

      5.4                                 Information.  The
Parties will furnish to each other, and each other's accountants, legal counsel and other representatives, as appropriate, throughout the period prior to the Effective Time, all such documents and other information concerning the Acquired Fund and the Acquiring Fund, respectively, and their business and properties as may reasonably be requested by the other Party. Such cooperation shall include providing copies of reasonably requested documents and other information. Each Party shall make its employees and officers available on a mutually convenient basis to provide an explanation of any documents or information provided hereunder to the extent that such Party's employees are familiar with such documents or information.

      5.5 Notice of Material Changes. Each Party will notify the other Parties of any event causing a Material Adverse Effect to such Party as soon as practicable following such Party's Knowledge of any event causing such a Material Adverse Effect.

      5.6                                 Financial
Statements. At the Closing, the Acquired Fund will deliver to the Acquiring Fund an unaudited statement of assets and liabilities of the Acquired Fund, together with a schedule of portfolio investments as of and for the interim period ending at the Valuation Time. These financial statements will present fairly in all material respects the financial position and portfolio investments of the Acquired Fund as of the Valuation Time in conformity with U.S. generally accepted accounting principles applied on a consistent basis, and there will be no

16



material contingent liabilities of the Acquired Fund not disclosed in said financial statements. These financial statements shall be certified by the Treasurer of the Acquired Trust as, to the best of his or her Knowledge, complying with the requirements of the preceding sentence. The Acquired Fund also will deliver to the Acquiring Fund at the Effective Time
(i) the detailed tax-basis accounting records for each security or other investment to be transferred to the Acquiring Fund hereunder, which shall be prepared in accordance with the requirements for specific identification tax-lot accounting and clearly reflect the basis used for determination of gain and loss realized on the partial sale of any security to be transferred to the Acquiring Fund and (ii) a statement of earnings and profits of the Acquired Fund for federal income tax purposes that shall be carried over by the Acquired Fund as a result of Code Section 381 and which shall be certified by an officer of the Acquired Fund.

      5.7                                 Other Necessary
Action. The Parties will each take all necessary action and use their reasonable best efforts to complete all filings, obtain all governmental and other consents and approvals and satisfy any other provision required for consummation of the transactions contemplated by this Agreement.

      5.8 Dividends. On or before the Effective Time, each Acquired Fund shall have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders (i) all of an Acquired Fund's investment company taxable income for the taxable year ended prior to the Effective Time and substantially all of such investment company taxable income for the final taxable year ending with its complete liquidation (in each case determined without regard to any deductions for dividends paid); (ii) all of an Acquired Fund's net capital gain recognized in its taxable year ended prior to the Effective Time and substantially all of any such net capital gain recognized in such final taxable year (in each case after reduction for any capital loss carryover); and (iii) at least 90 percent of the excess, if any, of an Acquired Fund's interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for the taxable year prior to the Effective Time and at least 90 percent of such net tax-exempt income for such final taxable year.

      5.9                                 Books and Records.
Upon reasonable notice, each Party will make available to each other Party for review any Books and Records which are reasonably requested by such other Party in connection with this Reorganization.

      5.10 Issued Shares. The Acquiring Fund Shares to be issued and delivered to the Acquired Fund for the account of the Acquired Fund (and to be distributed immediately thereafter to its shareholders) pursuant to this Agreement, will have been duly authorized at the Effective Time. Said shares when issued and delivered will be registered under the 1933 Act, will be duly and validly issued, fully paid and non-assessable. No shareholder of the Acquiring Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof. The shareholders of the Acquired Fund shall not pay any front-end or deferred sales charge in connection with the Reorganization. The contingent deferred sales charge ("CDSC") applicable to Class A and Class C shares of the Acquiring Fund issued in connection with the Reorganization will be calculated based on the CDSC schedule of Class A and Class C shares, respectively, of the Acquired Fund and, for purposes of calculating the CDSC, recipients of such Class A and Class C shares of the Acquiring Fund shall be deemed to have acquired such shares on the date(s) that the corresponding shares of the Acquired Fund were acquired by the shareholder.

17



      5.11 Liquidation of Acquired Fund. The Acquired Trust and the Acquired Fund agree that the liquidation and termination of the Acquired Fund shall be effected in the manner provided in the Old Mutual Governing Documents in accordance with applicable Law, and that on and after the Effective Time, the Acquired Fund shall not conduct any business except in connection with its liquidation and termination, or the satisfaction of any provisions of this Agreement as set forth in Section 10.5.

      5.12 Final Tax Returns and Forms 1099 of Acquired Fund. After the Effective Time, except as otherwise agreed to by the parties, the Acquired Fund shall or shall cause its agents to prepare any federal, state or local returns, including any Forms 1099, required to be filed by the Acquired Fund with respect to the taxable year ending on or prior to the Effective Time and for any prior periods or taxable years and shall further cause such tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

      5.13 Regulatory Filings. The Acquired Trust and the Acquired Fund agree to file all necessary or appropriate reports with the SEC, Internal Revenue Service or other regulatory or tax authority covering any reporting period ending prior to or at the Effective Time with respect to the Acquired Trust and the Acquired Fund.

      5.14                           Compliance Section 15(f).
The Acquiring Trust agrees that, for the minimum time periods specified in Section 15(f) of the 1940 Act it shall take (or refrain from taking, as the case may be) such actions as are necessary to ensure that: (i) at least seventy-five percent (75%) of the trustees of the Acquiring Fund shall not be "interested persons" (as that term is defined in the 1940 Act) of the Acquiring Fund's investment adviser or the Acquired Fund's investment adviser; (ii) no "unfair burden" (as that term is defined in Section 15(f)(2)(B) of the 1940 Act) shall be imposed on the Acquiring Fund; and (iii) each vacancy among the trustees of the Acquiring Fund which must be filled by a person who is an interested person neither of the Acquiring Fund's investment adviser nor of the Acquired Fund's investment adviser so as to comply with Section 15(f) of the 1940 Act, as if such Section were applicable, shall be filled in the manner specified by Section 16(b) of the 1940 Act. The Acquiring Trust may elect, in lieu of the covenants set forth in the preceding sentence, to apply for and obtain an exemptive order under Section 6(c) of the 1940 Act from the provisions of Section 15(f)(1)(A) of the 1940 Act, in form and substance reasonably acceptable to the Acquired Fund's investment adviser.

ARTICLE VI

CONDITIONS PRECEDENT

      6.1                                 Conditions Precedent
to Obligations of the Acquired Trust. The obligation of the Acquired Trust, on behalf of the Acquired Fund to conclude the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Trust and the Acquiring Fund of all of the obligations to be performed by it hereunder at or before the Effective Time, and, in addition thereto, to the following further conditions unless waived by the Acquired Trust in writing:

            (a)                                  All
representations and warranties of the Acquiring Trust, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time with the same force and effect as if made at and as of the Effective Time; provided that the Acquiring Trust shall be given a period of 10 Business Days

18



from the date on which any such representation or warranty shall not be true and correct in all material respects to cure such condition.

            (b)                                 The Acquiring
Fund shall have furnished to the Acquired Fund the opinion of Pepper Hamilton LLP dated as of the Effective Time, substantially to the effect that:

                  (i)                                     the
Acquiring Trust is a statutory trust, validly existing under the Delaware Statutory Trust Act, and has power under the Touchstone Governing Documents to conduct its business and own its assets as described in its currently effective registration statement on Form N-1A;

                  (ii)                                  the
Acquiring Trust is registered with the SEC under the 1940 Act as an open-end management investment company and its registration with the SEC is in full force and effect;

                  (iii)                               the
Acquiring Fund Shares to be issued and delivered by the Acquiring Trust pursuant to this Agreement have been duly authorized for issuance and, when issued and delivered as provided herein, will be validly issued, fully paid and non-assessable under Delaware Law and no preemptive rights of shareholders exist with respect to any such shares or the issue or delivery thereof;

                  (iv)                              except as
disclosed in writing to the Acquired Fund, such counsel knows of no material legal proceedings pending or threatened in writing against the Acquiring Trust;

                  (v)                                 this
Agreement has been duly authorized, executed and delivered by the Acquiring Trust on behalf of the Acquiring Fund and, assuming due authorization, execution and delivery by the Acquired Trust on behalf of the Acquired Fund, constitutes a valid and legally binding obligation of the Acquiring Trust, on behalf of the Acquiring Fund, enforceable against the Acquiring Trust in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors' rights generally, fraudulent conveyance, receivership, and to general equity principles (whether considered in a proceeding in equity or at law) and to an implied covenant of good faith and fair dealing;

                  (vi)                              the
Registration Statement has become effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened by the SEC;

                  (vii)                           the execution
and delivery of this Agreement did not and the consummation of the transactions herein contemplated will not conflict with or result in a material breach of the terms or provisions of, or constitute a material default under, the Touchstone Governing Documents or any material agreement or instrument pertaining to the Acquiring Fund identified as an Exhibit in Part C of the registration statement on Form N-1A last filed by the Acquiring Trust;

                  (viii) the execution and delivery of this Agreement did not and the consummation of the transactions herein contemplated will not conflict with or result in a material violation by the Acquiring Trust or the Acquiring Fund of any terms, conditions, or provisions of any federal securities Law or Delaware Law; and

19



                  (ix)                                to the
knowledge of such counsel, no consent, approval, authorization, or other action by or filing with any Governmental or Regulatory Body is required in connection with the consummation of the transactions herein contemplated, except such as have been obtained or made under the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder and Delaware Law.

      In rendering such opinion, Pepper Hamilton LLP may rely upon certificates of officers of the Acquiring Trust and of public officials as to matters of fact.

            (c)                                  The Acquiring
Fund shall have furnished to the Acquired Fund a certificate of the Acquiring Fund, signed by the President or Vice President and Treasurer of the Acquiring Trust, dated as of the Effective Time, to the effect that they have examined the Proxy Statement/Prospectus and the Registration Statement (and any supplement thereto) and this Agreement and that:

                  (i)                                     to the
best of their Knowledge, the representations and warranties of the Acquiring Trust in this Agreement are true and correct in all material respects on and as of the Effective Time and the Acquiring Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Effective Time; and

                  (ii)                                  no stop
order suspending the effectiveness of the Registration
Statement has been issued and no proceedings for that purpose are pending or, to the Acquiring Trust's Knowledge, threatened in writing.

            (d)                                 An officer of
the Acquired Trust shall have received the confirmation from the Acquiring Fund required under paragraph 3.3 of this Agreement.

            (e)                                  The Acquiring
Fund shall have duly executed and delivered to the Acquired Fund such assumptions of Liabilities and other instruments as the Acquired Fund may reasonably deem necessary or desirable to evidence the transactions contemplated by this Agreement, including the assumption of all of the Liabilities of the Acquired Fund by the Acquiring Fund, other than the Excluded Liabilities.

      6.2                                 Conditions Precedent
to Obligations of the Acquiring Trust. The obligation of the Acquiring Trust, on behalf of the Acquiring Fund, to conclude the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Trust and the Acquired Fund of all of their obligations to be performed by them hereunder at or before the Effective Time, and, in addition thereto, to the following further conditions unless waived by the Acquiring Trust in writing:

            (a)                                  All
representations and warranties of the Acquired Trust, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time with the same force and effect as if made at and as of the Effective Time; provided that the Acquired Fund and the Acquired Trust shall be given a period of 10 Business Days from the date on which any such representation or warranty shall not be true and correct in all material respects to cure such condition.

            (b)                                 The Acquired
Fund shall have furnished to the Acquiring Fund the opinion of Stradley Ronon Stevens & Young, LLP dated as of the Effective
Time, substantially to the effect that:

20



                  (i)                                     the
Acquired Trust is a statutory trust, validly existing and in good standing under the Delaware Statutory Trust Act, and has power under the Old Mutual Governing Documents to conduct its business and own its assets as described in its currently effective registration statement on Form N-1A;

                  (ii)                                  the
Acquired Trust is registered with the SEC under the 1940 Act as an open-end management investment company and its registration with the SEC is in full force and effect;

                  (iii)                               all issued
and outstanding shares of the Acquired Fund as of the Effective Time are duly authorized, validly issued, fully paid and non-assessable under Delaware Law and no preemptive rights of shareholders exist with respect to any such shares or the issue or delivery thereof;

                  (iv)                              except as
disclosed in writing to the Acquiring Fund, such counsel knows of no material legal proceedings pending or threatened in writing against the Acquired Trust;

                  (v)                                 this
Agreement has been duly authorized, executed and delivered by the Acquired Trust on behalf of the Acquired Fund and, assuming due authorization, execution and delivery by the Acquiring Trust on behalf of the Acquiring Fund, constitutes a valid and legally binding obligation of the Acquired Trust, on behalf of the Acquired Fund, enforceable against the Acquired Trust in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors' rights generally, fraudulent conveyance, receivership, and to general equity principles (whether considered in a proceeding in equity or at law) and to an implied covenant of good faith and fair dealing;

                  (vi)                              to the
knowledge of such counsel, as of the date of its mailing, the Proxy Statement/Prospectus, and as of the date of its filing, the Registration Statement (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder;

                  (vii)                           the execution
and delivery of this Agreement did not and the consummation of the transactions herein contemplated will not result in a material breach of the terms or provisions of, or constitute a material default under, the Old Mutual Governing Documents or any material agreement or instrument pertaining to the Acquired Fund identified as an Exhibit in Part C of the registration statement on Form N-1A last filed by the Acquired Trust;

                  (viii) the execution and delivery of this Agreement did not and the consummation of the transactions herein contemplated will not result in a material violation by the Acquired Fund of any terms, conditions, or provisions of any federal securities Law or the Delaware Statutory Trust Act; and

                  (ix)                                to the
knowledge of such counsel, no consent, approval, authorization or other action by or filing with any Governmental or Regulatory Body is required in connection with the consummation of the transactions herein contemplated, except such as have been obtained or made under the 1933 Act, 1934 Act and the 1940 Act and the applicable

21



rules and regulations of the SEC thereunder and Delaware Law and such authorizations and filings as are necessary to terminate the Acquired Funds as series of a Delaware statutory trust.

      In rendering such opinion, Stradley Ronon Stevens &
Young, LLP may rely upon certificates of officers of the Acquired Trust and of public officials as to matters of fact.

            (c)                                  The Acquired
Fund shall have furnished to the Acquiring Fund the unaudited statements required by paragraph 5.6.

            (d)                                 The Acquired
Fund shall have furnished to the Acquiring Fund a certificate of the Acquired Fund, signed by the President or Vice President and Treasurer of the Acquired Trust, dated as of the Effective Time, to the effect that they have examined the Proxy Statement/Prospectus and the Registration Statement (and any supplement thereto) and this Agreement and that:

                  (i)                                     to the
best of their Knowledge, the representations and warranties of the Acquired Trust in this Agreement are true and correct in all material respects on and as of the Effective Time and the Acquired Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Effective Time; and

                  (ii)                                  since the
date of the most recent financial statements of the Acquired
Fund included in the Proxy Statement/Prospectus (or any supplement thereto), there has been no Material Adverse Effect on the business of the Acquired Fund (other than changes in the ordinary course of business, including, without limitation, dividends and other distributions in the ordinary course and changes in net asset value per share), except as set forth in or contemplated in the Proxy Statement/Prospectus (or any supplement thereto).

            (e)                                  The Acquired
Fund shall have duly executed and delivered to the Acquiring Trust such bills of sale, assignments, certificates and other instruments of transfer, including transfer instructions to the Acquired Fund's custodian and instructions to the Acquiring Trust's transfer agent ("Transfer Documents") as the Acquiring Trust may reasonably deem necessary or desirable to evidence the transfer to the Acquiring Fund of all of the right, title and interest of the Acquired Fund in and to the respective Fund Assets of the Acquired Fund. In each case, the Fund Assets of the Acquired Fund shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.

            (f)                                    The Acquiring
Fund shall have received: (i) a certificate of an authorized signatory of Acquired Fund Custodian, as custodian for the Acquired Fund, stating that the Fund Assets of the Acquired
Fund have been delivered to the Acquiring Fund; (ii) a certificate of an authorized signatory from Brown Brothers Harriman & Co., as custodian for the Acquiring Fund, stating that the Fund Assets of the Acquired Fund have been received; and (iii) a certificate of an authorized signatory of the Acquired Fund confirming that the Acquired Fund has delivered its records containing the names and addresses of the record holders of each series of the Acquired Fund shares and the number and percentage (to three decimal places) of ownership of each series of the Acquired Fund shares owned by each such holder as of the close of business at the Valuation Time.

            (g) At the Valuation Time and Effective Time, except as previously disclosed to the Acquiring Fund in writing, and except as have been corrected as required by applicable Law, there shall have been no material miscalculations of the net asset value of the Acquired Fund during the twelve-month period preceding the Valuation Time and Effective Time, and all such calculations shall have been made in accordance with the applicable provisions of the 1940

22




Act. At the Valuation Time and Effective Time, all Liabilities chargeable to the Acquired Fund which are required to be reflected in the net asset value per share of a share class of the Acquired Fund in accordance with applicable Law will be reflected in the net asset value per share of the Acquired Fund.

            (h) Except for those agreements set forth on Schedule 6.2(h), the Acquired Fund's agreements with each of its service contractors shall have terminated at the Effective Time, and each Party has received assurance that no claims for damages (liquidated or otherwise) will arise as a result of such termination.

      6.3                                 Other Conditions
Precedent. Unless waived in writing by the Parties with the consent of their respective boards of trustees, the consummation of the Reorganization is subject to the fulfillment, prior to or at the Effective Time, of each of the following conditions:

            (a)                                  This Agreement
and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the Old Mutual Governing Documents, applicable Delaware Law and the 1940 Act. Notwithstanding anything herein to the contrary, neither the Acquired Trust nor the Acquiring Trust may waive the conditions set forth in this paragraph 6.3(a).

            (b)                                 The Registration
Statement shall have become effective under the 1933 Act, and no stop order suspending effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been pending or threatened in writing.

            (c)                                  Each of the
Acquiring Fund and the Acquired Fund shall have received a favorable opinion of Pepper Hamilton LLP substantially to the effect that, for federal income tax purposes:

                  (i)                                     The
acquisition by the Acquiring Fund of substantially all of the assets of the Acquired Fund solely in exchange for the Acquiring Fund's assumption of certain of the liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares, followed by the distribution of such Acquiring Fund Shares by the Acquired Fund in liquidation to the Acquired Fund shareholders in exchange for their Acquired Fund shares, all as provided in this Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Acquired Fund and the Acquiring Fund each will be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

                  (ii)                                  Under Code
Section 361, no gain or loss will be recognized by the Acquired Fund (i) upon the transfer of substantially all of its assets to the Acquiring Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain of the liabilities of the Acquired Fund or (ii) upon the distribution of the Acquiring Fund Shares by the Acquired Fund to the Acquired Fund shareholders in liquidation, as contemplated in this Agreement

                  (iii)                               Under Code
Section 1032, no gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund solely in exchange for the assumption of certain of the liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares as contemplated in this Agreement;

                  (iv)                              Under Code
Section 362(b), the tax basis of the assets of the Acquired Fund acquired by the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the Reorganization;

23



                  (v)                                 Under Code
Section 1223(2), the holding periods of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the periods during which such assets were held by the Acquired
Fund;

                  (vi)                              Under Code
Section 354, no gain or loss will be recognized by the Acquired Fund shareholders upon the exchange of all of their Acquired Fund shares solely for the Acquiring Fund Shares in the Reorganization;

                  (vii)                           Under Code
Section 358, the aggregate tax basis of the Acquiring Fund Shares to be received by each Acquired Fund shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefore;

                  (viii) Under Code Section 1223(1), an Acquired Fund shareholder's holding period for the Acquiring Fund Shares to be received will include the period during which the Acquired Fund shares exchanged therefor were held, provided that the Acquired Fund shareholder held the Acquired Fund shares as a capital asset on the date of the Reorganization.

No opinion will be expressed as to (1) the effect of the Reorganization on (A) the Acquired Fund or the Acquiring Fund with respect to any asset as to which any unrealized gain or loss is required to be recognized for U.S. federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting and (B) any Acquired Fund shareholder or Acquiring Fund shareholder that is required to recognize unrealized gains and losses for U.S. federal income tax purposes under a mark-to-market system of accounting, or (C) the Acquired Fund or the Acquiring Fund with respect to any stock held in a passive foreign investment company as defined in Section 1297(a) of the Code or (2) any other federal tax issues (except those set forth above) and all state, local or foreign tax issues of any kind.

Such opinion shall be based on customary assumptions, limitations and such representations as Pepper Hamilton LLP may reasonably request, and the Acquired Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations. Such opinion may contain such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 6.3(c).

            (d) At the Effective Time, the SEC shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, and there shall be no proceedings pending that would seek to enjoin the consummation of the transactions contemplated by this Agreement under
Section 25(c) of the 1940 Act. No Action or Proceeding against the Acquired Fund or the Acquiring Trust or their respective officers or trustees shall be threatened in writing or pending before any court or other Governmental or Regulatory Body in which it will seek, or seeks to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

            (e)                                  Closing of the
purchase agreement by and among Touchstone Advisors, Inc., Old
Mutual Capital, Inc. and Old Mutual (US) Holdings Inc., dated
October 4, 2011 shall have occurred.

24



ARTICLE VII

EXPENSES

      7.1 Touchstone (or any Affiliate thereof) and/or Old Mutual Capital (or any Affiliate thereof) will bear and pay, in such proportion as may be agreed upon by such parties, all fees and expenses associated with the Parties' participation in the Reorganization without regard to whether the Reorganization is consummated. Reorganization expenses include, without limitation, obtaining shareholder approval of the Reorganization.

      7.2 All such fees and expenses so borne and paid by Touchstone, Old Mutual Capital and/or their Affiliates shall be solely and directly related to the transactions contemplated by this Agreement and shall be paid directly by Touchstone, Old Mutual Capital and/or their Affiliates to the relevant providers of services or other payees in accordance with the principles set forth in the Internal Revenue Service Rev. Ruling 73-54, 1973-1 C.B.
187. The responsibility for payment shall be allocated between Touchstone and Old Mutual Capital (or any Affiliate thereof) as may be agreed by and between Touchstone and Old Mutual Capital.

ARTICLE VIII

AMENDMENTS AND TERMINATION

      8.1                                 Amendments.  The
Parties may amend this Agreement in such manner as may be agreed upon, whether before or after the meeting of shareholders of the Acquired Fund at which action upon this Agreement and the transactions contemplated hereby is to be taken; provided, however, that after the requisite approval of the shareholders of the Acquired Fund has been obtained, this Agreement shall not be amended or modified so as to change the provisions with respect to the transactions herein contemplated in any manner that would materially and adversely affect the rights of such shareholders without their further shareholder approval. Nothing in this paragraph 8.1 shall be construed to prohibit the Parties from amending this Agreement to change the Valuation Time or Effective Time.

      8.2                                 Termination.
Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time:

            (a)                                  by the mutual
written consent of the Parties;

            (b) by the Acquired Trust (i) following a material breach by the Acquiring Trust of any of its representations, warranties or covenants contained in this Agreement, provided that the Acquiring Trust shall have been given a period of 10 Business Days from the date of the occurrence of such material breach to cure such breach and shall have failed to do so; (ii) if any of the conditions set forth in paragraphs 6.1 and 6.3 are not satisfied as specified in said paragraphs on or before the Effective Time; or (iii) upon the occurrence of an event which has a Material Adverse Effect upon the Acquiring Trust or the Acquiring Fund;

            (c)                                  by the
Acquiring Trust (i) following a material breach by the Acquired Trust of any of its representations, warranties or covenants contained in this Agreement, provided that the Acquired Trust shall have been given a period of 10 Business Days from the date of the occurrence of such material breach to cure such breach and shall have failed to do so; (ii) if any of the conditions set forth in paragraphs 6.2 and 6.3 (other than 6.3(a) if the shareholder meeting has been duly adjourned to a date prior to the Final Effective Time) are not

25



satisfied as specified in said paragraphs on or before the Effective Time; or (iii) upon the occurrence of an event which has a Material Adverse Effect upon the Acquired Trust or the Acquired Fund;

            (d) by either the Acquiring Trust or the Acquired Trust by written notice to the other following a determination by the terminating Party's Board that the consummation of the Reorganization is not in the best interest of its shareholders; or

            (e) by either the Acquiring Trust or the Acquired Trust if the Effective Time does not occur by June 29, 2012 (the "Final Effective Time"), unless extended by mutual agreement and evidenced by a writing signed by an authorized officer of each Party.

      If a Party terminates this Agreement in accordance with this paragraph 8.2, there shall be no liability for damages on the part of any Party, or the trustees or officers of such Party.

ARTICLE IX

PUBLICITY; CONFIDENTIALITY

      9.1                                 Publicity.  Any
public announcements or similar publicity with respect to this Agreement or the transactions contemplated herein will be made at such time and in such manner as the Parties mutually shall agree in writing, provided that nothing herein shall prevent either Party from making such public announcements as may be required by Law or otherwise reasonably deemed necessary or appropriate by authorized officers of the Funds, on the written advice of counsel, in which case the Party issuing such statement or communication shall advise the other Parties prior to such issuance.

      9.2                                 Confidentiality.  (a)
The Parties, Touchstone and Old Mutual Capital (for purposes of this paragraph 9.2, the "Protected Persons") will hold, and will cause their board members, officers, employees, representatives, agents and Affiliated Persons to hold, in strict confidence, and not disclose to any other Person, and not use in any way except in connection with the transactions herein contemplated, without the prior written consent of the other Protected Persons, all confidential information obtained from the other Protected Persons in connection with the transactions contemplated by this Agreement, except such information may be disclosed: (i) to Governmental or Regulatory Bodies, and, where necessary, to any other Person in connection with the obtaining of consents or waivers as contemplated by this Agreement; (ii) if required by court order or decree or applicable Law; (iii) if it is publicly available through no act or failure to act of such Party; (iv) if it was already known to such Party on a non-confidential basis on the date of receipt; (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein.

            (b) In the event of a termination of this Agreement, the Parties, Touchstone and Old Mutual Capital agree that they along with their board members, employees, representative agents and Affiliated Persons shall, and shall cause their Affiliates to, except with the prior written consent of the other Protected Persons, keep secret and retain in strict confidence, and not use for the benefit of itself or themselves, nor disclose to any other Persons, any and all confidential or proprietary information relating to the other Protected Persons and their related parties and Affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court

26



order or decree or applicable Law; (ii) if it is publicly available through no act or failure to act of such Party;
(iii) if it was already known to such Party on a non-confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (v) if it is otherwise expressly provided for herein.

ARTICLE X

MISCELLANEOUS

      10.1 Entire Agreement. This Agreement (including any schedules delivered pursuant hereto, which are a part hereof) constitutes the entire agreement of the Parties with respect to the matters covered by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the Parties and may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by an authorized executive officer of the Party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.

      10.2 Notices. All notices or other communications under this Agreement shall be in writing and sufficient if delivered personally, by overnight courier, by facsimile, telecopied (if confirmed) or sent via registered or certified mail, postage prepaid, return receipt requested, addressed as follows (notices or other communication sent via e-mail shall not constitute notice):

If to the Acquired Trust:

Joan R. Gulinello, Esq.
Old Mutual Asset Management
200 Clarendon Street
53rd Floor
Boston, MA 02116
Telephone No.: (617) 369-7379
Facsimile No.: (617) 369-7479
E-mail: jgulinello@oldmutualus.com

With a copy (which shall not constitute notice) to:

Matthew R. DiClemente, Esq.
Stradley Ronon Stevens & Young, LLP
2005 Market Street, Suite 2600
Philadelphia, PA  19103
Telephone: (215) 564-8173
Facsimile No.: (215) 564-8120
E-mail: mdiclemente@stradley.com

If to the Acquiring Trust:

Touchstone Funds Group Trust
303 Broadway, Suite 1100
Cincinnati, OH 45202
Attention:  Steven M. Graziano

27



Telephone No.:  (513) 362-8292
Facsimile No.:  (513) 362-8315
E-mail:  steve.graziano@touchstoneinvestments.com

With a copy (which shall not constitute notice) to:

Law Department
Western & Southern Financial Group, Inc.
400 Broadway
Cincinnati, OH 45202
Attention:  Kevin L. Howard, Esq.
Telephone No.:  (513) 361-6675
Facsimile No.:  (513) 629-1044
E-mail:  kevin.howard@wslife.com

John M. Ford, Esq.
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
Telephone No.:  (215) 981-4009
Facsimile No.:  (215) 981-4750
E-mail:  fordjm@pepperlaw.com

      10.3 Waiver. The failure of either Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of either Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Except as provided in paragraph 6.3(a), a Party may waive any condition to its obligations hereunder (such waiver to be in writing and authorized by an authorized officer of the waiving Party).

      10.4                           Assignment.  This
Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any Party without the written consent of all other Parties. Nothing herein express or implied is intended to or shall confer any rights, remedies or benefits upon any Person other than the Parties hereto.

      10.5 Survival. Except as provided in the next sentence, the respective representations, warranties and covenants contained in this Agreement and in any certificates or other instruments exchanged at the Effective Time as provided in Article VI hereto shall not survive the consummation of the transactions contemplated hereunder. The covenants in paragraphs 1.3, 1.5, 5.11, 5.12, 5.13, 5.14, 7.1, 7.2, 9.2, 10.9, 10.13 and 10.14, this paragraph 10.5 and Article VII shall survive the consummation of the transactions contemplated hereunder.

      10.6                           Headings.  The headings
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.7                           Counterparts.  This
Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

28



      10.8                           Governing Law.  This
Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its principles of conflicts of Laws.

      10.9                           Further Assurances.
Subject to the terms and conditions herein provided, each of the Parties hereto shall use its reasonable best efforts to take, or cause to be taken, such action to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable Law to consummate and make effective the Reorganization contemplated by this Agreement, including, without limitation, delivering and/or causing to be delivered to each Party hereto each of the items required under this Agreement as a condition to such Party's obligations hereunder. In addition, the Acquired Fund shall deliver or cause to be delivered to the Acquiring Trust at the Closing, the Books and Records of the Acquired Fund (regardless of whose possession they are in).

      10.10                     Beneficiaries.  Nothing
contained in this Agreement shall be deemed to create rights in Persons not Parties (including, without limitation, any shareholder of the Acquiring Fund or the Acquired Fund).

      10.11 Validity. Whenever possible, each provision and term of this Agreement shall be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited by Law or invalid, then such provision or term shall be ineffective only in the jurisdiction or jurisdictions so holding and only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

      10.12                     Effect of Facsimile Signature.
A facsimile signature of an authorized officer of a Party hereto on any Transfer Document shall have the same effect as if executed in the original by such officer.

      10.13                     The Acquiring Trust Liability.
The name "Touchstone Funds Group Trust" is the designation of the trustees for the time being under a Amended and Restated Agreement and Declaration of Trust dated September 7, 1998, as amended through November 17, 2006, and all Persons dealing with the Acquiring Trust or the Acquiring Fund must look solely to the property of the Acquiring Trust or the Acquiring Fund for the enforcement of any claims as none of its trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Acquiring Trust. No other portfolio of the Acquiring Trust shall be liable for any claims against the Acquiring Fund.
The Parties, along with Touchstone and Old Mutual Capital, specifically acknowledge and agree that any liability of the Acquiring Trust under this Agreement with respect to the Acquiring Fund, or in connection with the transactions contemplated herein with respect to the Acquiring Fund, shall be discharged only out of the assets of the Acquiring Fund and that no other portfolio of the Acquiring Trust shall be liable with respect thereto.

      10.14                     The Acquired Trust Liability.
The name "Old Mutual Funds II" is the designation of the trustees for the time being under an Agreement and Declaration of Trust, dated March 1, 2006, as amended through May 20, 2011, and all Persons dealing with the Acquired Trust or the Acquired Fund must look solely to the property of the Acquired Trust or the Acquired Fund for the enforcement of any claims as none of its trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Acquired Trust. No other portfolio of the Acquired Trust shall be liable for any claims against the Acquired Fund. The Parties,

29



along with Touchstone and Old Mutual Capital, specifically acknowledge and agree that any liability of the Acquired Trust under this Agreement with respect to the Acquired Fund, or in connection with the transactions contemplated herein with respect to the Acquired Fund, shall be discharged only out of the assets of the Acquired Fund and that no other portfolio of the Acquired Trust shall be liable with respect thereto.

ARTICLE XI

DEFINITIONS

      As used in this Agreement, the following terms have the following meanings:

      "Action or Proceeding" means any action, suit or proceeding by any Person, or any investigation or audit by any Governmental or Regulatory Body.

      "Acquiring Fund" has the meaning specified in the preamble.

      "Acquiring Fund Shares" has the meaning specified in paragraph 1.4.

      "Affiliate" means, with respect to any Person, any other
Person controlling, controlled by or under common control with such first Person.

      "Affiliated Person" shall mean, with respect to any Person, an "affiliated person" of such Person as such term is defined in Section 2(a)(3) of the 1940 Act.

      "Agreement" has the meaning specified in the preamble.

      "Books and Records" means a Parties' accounts, books, records or other documents (including but not limited to minute books, stock transfer ledgers, financial statements, tax returns and related work papers and letters from accountants, and other similar records) required to be maintained by the Parties with respect to the Acquired Fund or the Acquiring Fund, as applicable, pursuant to Section 31(a) of the 1940 Act and Rules 31a-1 to 31a-3 thereunder.

      "Business Day" means a day other than Saturday, Sunday or a day on which banks located in New York City are authorized or obligated to close.

      "Closing" has the meaning specified in paragraph 3.1.

      "Code" has the meaning specified in the recitals.

      "Old Mutual Capital" has the meaning specified in the preamble.

      "Effective Time" has the meaning specified in paragraph
3.1.

      "Excluded Liabilities" has the meaning specified in paragraph 1.3.

      "Fund Assets" means all properties and assets of every kind and description whatsoever, including, without limitation, all cash, cash equivalents, securities, claims (whether absolute or contingent, known or unknown, accrued or unaccrued and including, but not limited to, any claims that the Acquired Fund may have against any Person) , litigation proceeds of any type (including, without limitation, proceeds resulting from litigation involving portfolio securities as well as market timing/late trading actions or settlements) and receivables (including dividend and interest receivable), goodwill and other intangible property, Books and Records, and all interests,

30



rights, privileges and powers, owned by the Acquired Fund, and any prepaid expenses shown on the Acquired Fund's books at the Valuation Time, excluding (a) the estimated costs of extinguishing any Excluded Liability; (b) cash in an amount necessary to pay dividends pursuant to paragraph 5.8, and (c) the Acquired Fund's rights under this Agreement.

      "Governmental or Regulatory Body" means any court, tribunal, or government or political subdivision, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision.

      "Independent Trustees" has the meaning specified in the recitals.

      "BNY Mellon" has the meaning specified in paragraph 2.4.

      "Knowledge" means (i) with respect to the Acquired Trust and the Acquired Fund, the actual knowledge after reasonable inquiry of the Acquired Trust's trustees or officers and Old Mutual Capital in its capacity as adviser to the Acquired Fund; and (ii) with respect to the Acquiring Trust and the Acquiring Fund, the actual knowledge after reasonable inquiry of the Acquiring Trust's trustees or officers, or Touchstone in its respective capacity as a service provider to the Acquiring Trust.

      "Law" means any law, statute, rule, regulation or ordinance of any Governmental or Regulatory Body.

      "Liabilities" means all existing liabilities of the Acquired Fund reflected on the unaudited statement of assets and liabilities of the Acquired Fund prepared by the Acquired Fund or its agent as of the Valuation Time in accordance with U.S. generally accepted accounting principles consistently applied from the prior audited reporting period and reviewed and approved by the respective Treasurers of the Acquiring Trust and the Acquired Trust at the Effective Time. "Liabilities" does not include, and the Acquiring Trust and the Acquiring Fund shall not assume, any Excluded Liabilities.

      "Material Adverse Effect" as to any Person means a material adverse effect on the business, results of operations or financial condition of such Person. For purposes of this definition, a decline in net asset value of the Acquired Fund or Acquiring Fund arising out of its investment operations or declines in market values of securities in its portfolio, the discharge of liabilities, or the redemption of shares representing interests in such fund, shall not constitute a "Material Adverse Effect."

      "Acquired Fund" has the meaning specified in the preamble.

"Old Mutual Board" has the meaning specified in the recitals.

      "Acquired Trust" has the meaning specified in the preamble.

      "NYSE" means New York Stock Exchange.

      "1940 Act" means the Investment Company Act of 1940, as amended.

      "1933 Act" means the Securities Act of 1933, as amended.

      "1934 Act" means the Securities Exchange Act of 1934, as amended.

31



      "Order" means any writ, judgment, decree, injunction or similar order of any Government or Regulatory Body, in each case whether preliminary or final.

      "Party" and "Parties" each has the meaning specified in the preamble.

      "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization,
Governmental or Regulatory Body or other entity.

      "Protected Persons" has the meaning specified in paragraph 9.2.

      "Proxy Statement/Prospectus" has the meaning specified in paragraph 4.1(p).

      "Registration Statement" has the meaning specified in paragraph 4.1(p).

      "Reorganization" has the meaning specified in the recitals.

      "Acquired Fund" has the meaning specified in the preamble.

      "Old Mutual Governing Documents" has the meaning specified in paragraph 1.1.

      "SEC" means the U.S. Securities and Exchange Commission.

      "Acquiring Trust" has the meaning specified in the preamble.

      "Touchstone Board" has the meaning specified in the recitals.

      "Touchstone Governing Documents" has the meaning specified in paragraph 4.3(a).

      "Transfer Documents" has the meaning specified in paragraph 6.2(e).

      "Valuation Time" has the meaning specified in paragraph 2.5.

32





      IN WITNESS WHEREOF, the Parties, Touchstone and Old
Mutual Capital have caused this Agreement to be duly executed and delivered by their duly authorized officers, as of the day and year first above written.

OLD MUTUAL FUNDS II, on behalf of each of its separate series reflected on Exhibit A


By:
/s/ Julian F. Sluyters
Name: Julian F. Sluyters
 Title: President, PEO


TOUCHSTONE FUNDS GROUP TRUST, on behalf of each of its separate series reflected on Exhibit A


By: /s/ Steve Graziano
 Name: Steve Graziano
 Title: Vice President


OLD MUTUAL CAPITAL, INC.


By: /s/ Julian F. Sluyters
 Name: Julian F. Sluyters
 Title: President


Solely for purposes of Article VII and
Paragraphs 7.1, 7.2, 9.2, 10.5, 10.13 and 10.14

TOUCHSTONE ADVISORS, INC.


By: /s/ Steve Graziano
 Name:  Steve Graziano
 Title: President


By: /s/ Tim Paulin
 Name: Tim Paulin
 Title: VP, Investment Research and Product Mgt.



Solely for purposes of Article VII and
Paragraphs 7.1, 7.2, 9.2, 10.5, 10.13 and 10.14

33



EXHIBIT A

The following chart shows (i) each Acquired Fund and its classes of shares and (ii) the corresponding Acquiring
Fund with its classes of shares:


Acquired Fund, each a series of       Acquiring Fund, each a series
OLD MUTUAL FUNDS II                  of TOUCHSTONE FUNDS GROUP TRUST

Old Mutual Barrow Hanley Core        Touchstone Total Return Bond
Bond Fund Institutional Class        Fund Institutional Class

Old Mutual Dwight Short Term         Touchstone Ultra Short
Fixed Income Fund                    Duration Fixed Income Fund
  Class A                            Class A
  Class C                            Class C
  Class Z                            Class Y
  Institutional Class                Institutional Class